As filed with the Securities and Exchange Commission on June 12, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACE LIMITED

(Exact name of registrant as specified in its charter)

SWITZERLAND	98-0091805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Baerengasse 32

Zurich, Switzerland CH-8001

(Address of principal executive offices) (zip code)

ACE Limited Employee Stock Purchase Plan

(Full title of the plan)

ACE Group Holdings, Inc.

1133 Avenue of the Americas

New York, New York 10036

Attn: Deputy General Counsel – Corporate Affairs (212) 827-4400

(Name, address and telephone number, including area code, of agent for service)

copy to

Laura D. Richman

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares	1,500,000	$71.49	$107,235,000	$12,290

(1)	This registration statement shall, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional common shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the Common Shares reported on the New York Stock Exchange Composite Tape on June 6, 2012.

Pursuant to General Instruction E to Form S-8, the contents of ACE Limited’s (“ACE”) Registration Statements on Form S-8, File Nos. 333-134504 and 333-1404 (the “Prior Registration Statements”), is incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. This Registration Statement covers 1,500,000 common shares which, together with the 3,000,000 common shares (after giving effect to ACE’s stock split) being carried forward from ACE’s Prior Registration Statements and upon which a fee has previously been paid, constitute the 4,500,000 common shares registered for issuance under the ACE Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference.

The following documents, which have heretofore been filed by ACE Limited (“ACE”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and the Securities Act of 1933 (the “Securities Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;

•	Current Reports on Form 8-K filed January 10, 2012, February 13, 2012, March 12, 2012 and May 22, 2012; and

•

Description of Common Shares included in the Registration Statement on Form 8-A/A dated August 28, 2008 filed under Section 12 of the Exchange Act (incorporating the description of Common Shares included in the Registration Statement on Form S-4/A (No. 333-150367) filed on May 29, 2008 pursuant to the Securities Act under the captions “Proposal No. 5: APPROVAL OF THE CONTINUATION—Description of Share Capital” and “—Borrowing-Issuance of Debt Securities.”).

All documents subsequently filed by ACE pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 6. Indemnification Of Directors And Officers.

It is admissible under Swiss law to agree in a fiduciary agreement to hold a board member harmless for any liabilities that he is confronted with during his term of office, save for tort, gross negligence, willful intent or contradictory action with regard to legitimate instructions. Swiss law permits the company or each board member or officer individually to purchase and maintain insurance for directors, officers and auditors. The coverage of such insurances depends on the individual insurance policy.

The board members (although they may be only nominees) as well as the officers of the company are jointly and severally liable to the company, the shareholders and the creditors for damage caused by violation of their duties. Within the past few years, there has been a substantial increase of court actions against directors of Swiss companies on the basis that they neglected to supervise the management diligently.

A resolution passed at shareholders’ meeting discharging the members of the board of directors and management for statutory liability covers only matters that have been disclosed to the shareholders’ meeting and is binding only upon the company and upon shareholders that have approved the resolution. The right of the remaining shareholders to claim damages on behalf of the company expires six months after such resolution has been passed.

ACE’s Articles of Association and Organizational Regulations provide that ACE will indemnify and hold harmless, to the fullest extent permitted by law, each of the members of the board of directors and officers out of ACE’s assets from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty on behalf of ACE; provided that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. Without limiting the foregoing, ACE shall advance court costs and attorney’s fees to the members of the board of directors and officers, except in cases where ACE itself is the plaintiff. ACE may however recover such advanced cost if a court holds that the member of the board of directors or the officer in question has breached relevant duties.

ACE has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements are in furtherance of ACE’s Articles of Association, which require ACE to indemnify its directors and officers to the fullest extent permitted by law. The indemnification agreements provide for indemnification arising out of specified indemnifiable events and provide for advancement of expenses. The indemnification agreements set forth procedures relating to indemnification claims.

Swiss law permits a company and each board member or officer individually to purchase and maintain insurance for directors, officers and auditors. ACE maintains directors’ and officers’ insurance for its directors and officers.

Directors and officers of ACE are also provided with indemnification against certain liabilities pursuant to a directors’ and officers’ liability insurance policy. Coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims first made against the insureds or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insureds prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as directors or officers of ACE, or any other matter claimed against them by reason of their being directors or officers of ACE. Certain of ACE’s directors may also be provided by their employer with indemnification against certain liabilities incurred as directors of ACE.

Item 8. Exhibits.

See Exhibit Index which is incorporated herein by reference.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Each person whose signature appears below constitutes and appoints, Evan G. Greenberg, Philip V. Bancroft and Robert F. Cusumano and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zurich, Switzerland on June 12, 2012.

ACE Limited

By:	/s/ Evan G. Greenberg
Its:	Chairman, President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Evan G. Greenberg	Chairman, President, Chief Executive	June 12, 2012
Evan G. Greenberg	Officer; Director

/s/ Philip V. Bancroft	Chief Financial Officer	June 12, 2012
Philip V. Bancroft	(Principal Financial Officer)

/s/ Paul B. Medini	Chief Accounting Officer	June 12, 2012
Paul B. Medini	(Principal Accounting Officer)

/s/ Michael G. Atieh	Director	June 12, 2012
Michael G. Atieh

/s/ Mary A. Cirillo	Director	June 12, 2012
Mary A. Cirillo

Signature	Title	Date

/s/ Michael P. Connors	Director	June 12, 2012
Michael P. Connors

/s/ Robert M. Hernandez	Director	June 12, 2012
Robert M. Hernandez

/s/ Peter Menikoff	Director	June 12, 2012
Peter Menikoff

/s/ Leo F. Mullin	Director	June 12, 2012
Leo F. Mullin

/s/ Thomas J. Neff	Director	June 12, 2012
Thomas J. Neff

/s/ Robert Ripp	Director	June 12, 2012
Robert Ripp

/s/ Eugene B. Shanks, Jr.	Director	June 12, 2012
Eugene B. Shanks, Jr.

/s/ Theodore E. Shasta	Director	June 12, 2012
Theodore E. Shasta

/s/ Olivier Steimer	Director	June 12, 2012
Olivier Steimer

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the undersigned as the duly authorized representative of ACE Limited in the United States.

/s/ Evan G. Greenberg
Evan G. Greenberg

Date: June 12, 2012

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	Articles of Association of ACE Limited (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 22, 2012)

4.2	Organizational Regulations of ACE Limited (Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on August 15, 2011)

4.3	Specimen certificate representing Common Shares (Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on July 18, 2008)

4.4	ACE Limited Employee Stock Purchase Plan (as amended through the Fourth Amendment thereof) (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 22, 2012)

5.1	Opinion of Niederer Kraft & Frey AG as to the legality of the Common Shares

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Niederer Kraft & Frey AG (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature pages)

E-1